EXHIBIT 32: Rule 13a-14(b) Certification

The undersigned officers certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Advanced Battery Technologies, Inc.

A signed original of this written statement required by Section 906 has been provided to Advanced Battery Technologies, Inc. and will be retained by Advanced Battery Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:   November 16, 2004              /s/ Zhiguo Fu
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                                       Zhiguo Fu (Chief Executive Officer)

Date:   November 16, 2004              /s/ Guohua Wan
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                                       Guohua Wan (Chief Financial Officer)